Exhibit 99.1

FOR IMMEDIATE RELEASE

THE CHILDREN’S PLACE RETAIL STORES, INC. ANNOUNCES COMPLETION OF TRANSACTION BETWEEN ITS SUBSIDIARY HOOP HOLDINGS, LLC AND AFFILIATES OF THE WALT DISNEY COMPANY

Secaucus, New Jersey - May 1, 2008 - The Children’s Place Retail Stores, Inc. (Nasdaq: PLCE) announced today that its subsidiary Hoop Holdings, LLC (“Hoop”) has successfully completed the transition of the Disney Store North America (“DSNA”) business and related assets to affiliates of The Walt Disney Company (“Disney”).

In connection with the transaction, the Company has agreed to provide transitional support services to the Disney affiliates for a period of up to six months. At this time, the Company estimates that it will incur cash exit costs of approximately $50 million, at the low end of its previously stated range of $50 million to $100 million. The majority of these cash costs have already been incurred in the first quarter of fiscal 2008. As part of the transaction, the Company has received a release from Disney and has settled potential claims with Hoop.

Upon closing, Hoop will proceed with the administering of the bankruptcy and its claims. Hoop anticipates filing a plan of reorganization and disclosure statements in order to effect a distribution to its administrative and unsecured creditors by the end of 2008.

Chuck Crovitz, Interim Chief Executive Officer of The Children’s Place Retail Stores, Inc., stated, “We are pleased to have completed this transaction successfully, expeditiously and at the low end of our previously stated exit cost range. This event marks a major milestone for both The Children’s Place and our Hoop subsidiaries. For The Children’s Place, we can once again focus exclusively on building our core namesake brand and driving the business forward. For Hoop, the transfer of the DSNA business back to Disney maximizes the return to creditors, enables a substantial portion of the chain to continue operating and is in the best interest of Hoop’s suppliers, landlords, creditors and others.”

The Children’s Place Retail Stores, Inc. is a leading specialty retailer of children's merchandise. The Company designs, contracts to manufacture and sells high-quality, value-priced merchandise under the proprietary “The Children’s Place” brand name. As of March 1, 2008, the Company owned and operated 906 The Children’s Place stores and its online store at www.childrensplace.com.

This press release may contain certain forward-looking statements regarding future circumstances. These forward-looking statements are based upon the Company's current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially. Some of these risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its reports on Forms 10-K and 10-Q. Risks and uncertainties relating to the exit of the DSNA business, including the risk that claims may be asserted against the Company or its subsidiaries other than Hoop, whether or not such claims have any merit, and the Company's ability to successfully defend such claims, the risk that Disney may bring litigation against the Company and assert various claims under the agreements relating to the Company's exit from the DSNA business, in addition to the risk that the Company may not be able to access, if necessary, additional sources of liquidity or obtain financing on commercially reasonable terms or at all, as well as risks and uncertainties relating to other elements of the Company’s strategic review, could cause actual results, events and performance, to differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

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Page 2: PLCE Press release

CONTACT:	The Children’s Place Retail Stores, Inc.
Investors: Susan Riley, EVP, Finance & Administration (201) 558-2400;
Rich Paradise, SVP, Chief Financial Officer (201) 558-2400;
Heather Anthony, Investor Relations (201) 558-2865
Media:
Diane Zappas/Evan Goetz of FD, (212) 850-5600

Hoop:
Perry Mandarino, Chief Restructuring Officer

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